UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2008

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut		06854
(Address of principal office)		(zip code)

Registrant’s telephone number, including area code

(203) 299-8000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2008, the Compensation Committee of the Board of Directors of priceline.com Incorporated approved a Separation Agreement by and between Stef Norden, the Chief Executive Officer of priceline.com’s indirect, majority-owned subsidiary Booking.com B.V., and Booking.com B.V.  Mr. Norden’s retirement, which will be effective September 1, 2008, was announced by priceline.com in May 2008.

Pursuant to the terms of the separation agreement with Mr. Norden, which will be effective September 1, 2008, Mr. Norden will forfeit all priceline.com equity awards that are unvested as of September 1, 2008.  In addition, subject to the sole discretion of the Compensation Committee of priceline.com’s Board of Directors, Mr. Norden will be entitled to a pro-rata bonus for the 2008 fiscal year, payable in accordance with the terms of the Company’s 2008 bonus plan in the first quarter of 2009.  Booking.com B.V. and Mr. Norden intend to execute the agreement on or about September 1, 2008.

In addition, on July 31, 2008, the priceline.com Board of Directors approved certain amendments to the employment agreement between priceline.com and Jeffery H. Boyd, priceline.com’s President and Chief Executive Officer, and a performance share unit agreement, which reflected a grant of performance share units to Mr. Boyd in March 2007.  The amendments to Mr. Boyd’s employment agreement and the performance share unit agreement are principally intended to ensure that the agreements comply with the provisions of Section 409A of the Internal Revenue Code as adopted by the American Jobs Creation Act of 2004.

The foregoing summary of the agreements with Messrs. Boyd and Norden is not complete and is qualified in its entirety by the agreements themselves, which are attached hereto as Exhibits 10.1, 10.2, and 10.3 and incorporated herein by reference.

Item 8.01.              Other Events

Priceline.com Incorporated’s press release, announcing the redemption of all of priceline.com’s 2006 1.00% Convertible Senior Notes due August 1, 2010, is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)             Exhibits.

Exhibit No.	Description

10.1	Separation Agreement, by and between Booking.com B.V. and Stef Norden.

10.2	Amended and Restated Employment Agreement, by and between priceline.com Incorporated and Jeffery H. Boyd.

10.3	Performance share unit agreement, by and between priceline.com Incorporated and Jeffery H. Boyd.

99.1	Press release, announcing the redemption of all of priceline.com Incorporated’s 2006 1.00% Convertible Senior Notes due August 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

	By:	/s/ Robert J. Mylod, Jr.
Robert J. Mylod, Jr.
Chief Financial Officer

Dated: August 6, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement, by and between Booking.com B.V. and Stef Norden.

10.2	Amended and Restated Employment Agreement, by and between priceline.com Incorporated and Jeffery H. Boyd.

10.3	Performance share unit agreement, by and between priceline.com Incorporated and Jeffery H. Boyd.

99.1	Press release, announcing the redemption of all of priceline.com Incorporated’s 2006 1.00% Convertible Senior Notes due August 1, 2010.